8K
Exhibit 99.1

REFAC OPTICAL GROUP REPORTS FISCAL THIRD QUARTER RESULTS

Blackwood, New Jersey (December 15, 2006) - Refac Optical Group (AMEX: REF) today announced results for the fiscal third quarter and nine months ended October 31, 2006.

The Company reported net income for the three months ended October 31, 2006, of $443,000, or $0.02 per diluted share, compared with net income of $241,000, or $0.01 per diluted share, for the prior year period. Income from continuing operations was $560,000 or $0.03 per diluted share, for the third quarter of fiscal 2006, compared with a loss from continuing operations of $783,000, or $0.05 per diluted share, for the prior year period.

Total revenues for the three months ended October 31, 2006, increased to $44.8 million from $43.0 million for the prior year. This increase was principally a result of a $2.2 million increase in optical product sales and services revenue, partially offset by a $0.4 million decrease in intellectual property licensing-related activities and other revenue.

To provide a better understanding of core retail optical results and trends, the Company also reported adjusted financial results, which are non-GAAP financial measures. Adjusted operating income from continuing operations was $820,000 for the third quarter of 2006, compared with an adjusted operating loss of $316,000 for the prior year period. The $1.1 million increase is primarily the result of increased sales, driven by an improved average dollar amount per transaction at U.S. Vision and OptiCare. The Company also improved gross margin performance by leveraging buying power at OptiCare and through the selling of higher margin product at U.S. Vision. A reconciliation of non-GAAP financial measures to results reported in accordance with GAAP is attached to this release.

Commenting on the fiscal third quarter results, J. David Pierson, President and Chief Executive Officer of Refac Optical Group, said, “Our third quarter performance reflects the results of our efforts to improve demand in retail sales at U.S. Vision and the gradual improvement in sales under managed vision care contracts. At OptiCare, customers continued to respond to our improved product assortment as well as a desire for complete eye care services. We believe we are well positioned in both of our core businesses, U.S. Vision and OptiCare, to carry our positive momentum into the fourth quarter. Our customers are responding to our products, services and pricing. Our businesses at U.S. Vision are located in some of the most exciting department stores in the country, and our customers appreciate our ability to emulate our host’s offerings and fashion focus. OptiCare’s strategy of complete eye care and eyewear will continue to be valued.”

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REF Reports Fiscal Third Quarter Results

December 15, 2006

Nine Months Ended October 31, 2006
The Company reported net income for the nine months ended October 31, 2006, of $1.1 million, or $0.06 per diluted share, compared with $3.2 million, or $0.19 per diluted share, for the prior year period. Income from continuing operations was $652,000, or $0.04 per diluted share, for the nine months ended October 31, 2006, compared with income from continuing operations of $1.7 million, or $0.10 per diluted share, for the prior year period.

Total revenues for the nine months ended October 31, 2006, increased to $136.8 million from $132.5 million for the prior year. Increased optical product sales and services revenue of $7.3 million were offset by a $3.0 million decrease in intellectual property licensing-related activities and other revenue.

For the nine months ended October 31, 2006, adjusted operating income from continuing operations was $2.4 million for the nine months ended October 31, 2006, compared with $1.3 million for the prior year period. The $1.1 million improvement is primarily the result of increased optical related revenues.

Reconciliation of Non-GAAP Financial Measures
This news release and the attached table include non-GAAP financial measures as defined in the Securities and Exchange Commission’s Regulation G. Where noted, financial information is presented on an adjusted basis to exclude the effect of certain items as described herein. By presenting adjusted results, management intends to provide investors with a better understanding of the core results and underlying trends from which to consider past performance and prospects for the future.

Users of this financial information should consider the types of events and transactions for which adjustments have been made. The adjusted information should not be considered in isolation or viewed as a substitute for or superior to net income or other data prepared in accordance with GAAP as measures of the Company's operating performance or liquidity. In addition, the adjusted information is not necessarily comparable to similarly titled measures provided by other companies.

Pursuant to the requirements of Regulation G, a table follows that reconciles non-GAAP financial measures, including those presented in this release, to the most directly comparable GAAP measures.

About Refac Optical Group
Refac Optical Group, a leader in the retail optical industry and the sixth largest retail optical chain in the United States, operates 531 retail locations in 47 states and Canada, consisting of 508 licensed departments, five freestanding stores, 18 eye health centers and professional optometric practices, two surgery centers, one of which is a laser correction center, and two manufacturing laboratories. Of the 508 licensed departments, 349 are located at JCPenney stores, 63 at Sears, 25 at Macy’s department stores, 28 at Boscov’s department stores, and 30 at The Bay. These licensed departments are full-service retail vision care stores that offer an extensive selection of designer brands and private label prescription eyewear, contact lenses, sunglasses, ready-made readers and accessories.

On March 6, 2006, the Company completed its acquisitions of U.S. Vision, Inc. and OptiCare Health Systems, Inc., and on May 10, 2006, the Company’s Board of Directors approved a change in the Company’s fiscal year-end from December 31 to January 31. The quarter ended April 30, 2006, was the first quarter in which Refac Optical Group, U.S. Vision and OptiCare reported as a combined company. The financial results reported herein include consolidated financial results for all three companies for all periods presented with the quarterly results for the fiscal year ended January 31, 2006, reflecting the prior 2005 fiscal periods for the Company and OptiCare.

Cautionary Statement Regarding Forward-Looking Statements
This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements. Investors are cautioned that all forward-looking statements involve those risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Forward-looking statements speak only as of the date they are made and the Company undertakes no duty or obligation to update any forward-looking statements in light of new information or future events.

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REF Reports Fiscal Third Quarter Results

December 15, 2006

REFAC OPTICAL GROUP UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Amounts in thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2006	2005	2006	2005
Net revenues:
Product sales	$39,075	$37,281	$119,902	$114,137
Services	5,706	5,317	16,651	15,088
Licensing related activities	35	321	140	2,289
Other	30	109	105	1,000
Total revenues	44,846	43,028	136,798	132,514
Operating expenses:
Cost of product sales	11,571	11,726	36,877	35,855
Cost of services	2,280	2,117	6,461	5,821
Selling, general and administrative	28,744	27,415	86,267	81,381
Merger expenses and other charges	-	628	587	1,402
Loss on early extinguishment of debt	-	-	301	-
Depreciation and amortization	1,718	1,742	5,054	5,134
Total operating expenses	44,313	43,628	135,547	129,593
Operating income (loss)	533	(600)	1,251	2,921
Other income (expense):
Dividends and interest income	432	284	1,108	736
Interest expense	(374)	(593)	(1,316)	(1,805)
Income (loss) from continuing operations before income taxes and minority interest	591	(909)	1,043	1,852
Minority interest	-	(52)	245	216
Provision (benefit) for income taxes	31	(74)	146	(40)
Income (loss) from continuing operations	560	(783)	652	1,676
Income (loss) from discontinued operations, net of taxes and minority interest	(117)	1,024	454	1,501
Net income	$443	$241	$1,106	$3,177

Earnings (loss) per share:
Basic:
Continuing operations	$0.03	$(0.05)	$0.04	$0.10
Discontinued operations	(0.01)	0.06	0.02	0.09
Net income	$0.02	$0.01	$0.06	$0.19
Diluted:
Continuing operations	$0.03	$(0.05)	$0.04	$0.10
Discontinued operations	(0.01)	0.06	0.02	0.09
Net income	$0.02	$0.01	$0.06	$0.19
Weighted average shares outstanding:
Basic	18,008	16,538	17,821	16,459
Diluted	18,165	16,538	18,098	16,521

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REF Reports Fiscal Third Quarter Results

December 15, 2006

REFAC OPTICAL GROUP UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except share and per share amounts)
	October 31, 2006	January 31, 2006

Assets
Current assets:
Cash and cash equivalents	$4,436	$10,129
Accounts receivable, net of allowances for doubtful accounts of $318 and $220 at October 31, 2006 and January 31, 2006, respectively	10,881	10,691
Investments being held to maturity	30,455	24,229
Inventories	18,940	20,205
Prepaid expenses and other current assets	1,292	1,262
Assets held for sale	-	2,092
Total current assets	66,004	68,608

Property and equipment	31,582	34,544
Restricted cash and investments being held to maturity	4,685	4,849
Licensed optical department agreements	17,366	14,856
Goodwill	6,136	4,746
Other intangibles, net	271	300
Assets held for sale, non-current	-	5,384
Other assets	399	1,247
Total assets	$126,443	$134,534

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,096	$7,766
Accrued expenses	6,354	7,169
Accrued salaries and related expenses	3,735	4,411
Customer deposits	4,259	3,358
Deferred revenue	3,174	3,174
Current portion of capital lease obligations	656	724
Current portion of long-term debt	556	4,926
Liabilities of business held for sale	-	3,991
Other current liabilities	952	940
Total current liabilities	25,782	36,459

Capital lease obligations, net of current portion	947	1,372
Long-term debt, net of current portion	2,757	3,378
Revolving line of credit	11,829	14,983
Subordinated debt	9,000	10,000
Other long-term liabilities	302	389
Minority interest	-	3,943
Temporary equity	3,675	4,849

Stockholders’ equity:
Common stock, $.001 par value; 25,000,000 shares authorized; 17,790,794 and 16,484,335 shares outstanding at October 31, 2006 and January 31, 2006, respectively	18	16
Additional paid-in capital	98,193	85,002
Treasury stock, at cost; 229,759 and 88,223 shares at October 31, 2006 and January 31, 2006, respectively	(1,912)	(738)
Unearned compensation	-	(89)
Accumulated deficit	(23,840)	(24,722)
Receivable from issuance of common stock	(308)	(308)
Total stockholders’ equity	72,151	59,161
Total liabilities and stockholders’ equity	$126,443	$134,534

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REF Reports Fiscal Third Quarter Results

December 15, 2006

REFAC OPTICAL GROUP UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Amounts in thousands)
	Nine Months Ended October 31,
	2006	2005

Cash flows from operating activities:
Net income	$1,106	$3,177
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,121	5,339
Stock-based compensation	300	53
Gain on sale of managed vision business	(82)	-
Loss on disposal of fixed assets	270	78
Minority interest	278	518
Amortization of debt issue costs	221	105
Amortization of discount on securities	(956)	(674)
Other	-	(153)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	539	152
Inventories	1,289	(1,516)
Prepaid expenses and other assets	(383)	428
Accounts payable and accrued expenses	(3,026)	(1,574)
Deferred revenue and customer deposits	929	899
Assets and liabilities of business held for sale	-	330
Other current liabilities	(422)	(2,207)
Net cash provided by operating activities	5,184	4,955

Cash flows from investing activities:
(Purchase of) proceeds from sale of investments being held to maturity, net	(1,481)	2,297
Payments received on notes receivable	224	201
Expenditures for property and equipment	(2,277)	(2,298)
Investments in acquisitions, net of cash acquired	(12)	(225)
Proceeds from sale of businesses, net of cash sold	6,501	3,361
Purchase of restricted certificates of deposit	-	(204)
Net cash provided by investing activities	2,955	3,132

Cash flows from financing activities:
Net payments on revolving line of credit	(3,482)	(8,914)
Principal payments on long-term debt and capital leases	(3,715)	(3,539)
Principal payments on subordinated debt	(1,000)	(200)
Purchase of treasury stock	(1,164)	(147)
Proceeds from issuance of preferred stock	-	4,445
Proceeds from exercise of stock options	16	99
Proceeds from issuance of common stock	-	774
Other	(45)	41
Net cash used in financing activities	(9,390)	(7,441)
Net increase (decrease) in cash and cash equivalents	(1,251)	646
Cash and cash equivalents at beginning of period	5,687	4,298
Cash and cash equivalents included in assets held for sale	-	(1,155)
Cash and cash equivalents at end of period	$4,436	$3,789

Supplemental disclosures:
Non-cash transactions:
Property and equipment financed through capital leases and other indebtedness	$159	$1,230
Issuance of common stock in exchange for minority interest	$11,804	$-

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REF Reports Fiscal Third Quarter Results

December 15, 2006

REFAC OPTICAL GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2006	2005	2006	2005
Operating income (loss) – GAAP basis	$533	$(600)	$1,251	$2,921
Adjustments:
Closing of OptiCare's corporate headquarters	287	-	287	-
Merger transaction expenses and other charges	-	628	587	1,402
Loss on early extinguishment of debt	-	-	301	-
Non-recurring intellectual property
licensing-related revenues	-	(264)	-	(2,121)
Non-recurring health services settlement
revenues, net of expenses	-	(75)	(15)	(848)
Non-recurring related party consulting services	-	(5)	-	(65)
Asset management search expenses	-	-	-	52
Adjusted operating income (loss)	$820	$(316)	$2,411	$1,341

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